James Stafford James Stafford, Inc.*

James Stafford, Inc.*
Chartered Accountants
Suite 350 - 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
* Incorporated professional, James Stafford, Inc.

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm in the Form 10KSB of Striker Energy Corp. dated 28 May 2008 and to the incorporation of our report dated 3 April 2008, with respect to the balance sheets of Striker Energy Corp. as at 29 February 2008 and 28 February 2007, and the related statements of operations, cash flows and changes in shareholders’ deficiency for each of the years ended 29 February 2008 and 28 February 2007 and for the period from the date of inception on 18 March 2005 to 29 February 2008.

                                                                                                                                                                                   /s/ James Stafford
Vancouver, Canada
                                                                                                                                                                                   Chartered Accountants

28 May 2008